SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange  Act of 1934


  Date of Report (Date earliest event reported) July 29, 1998
                                                  -------------


                New World Coffee & Bagels, Inc.
                -----------------------------------
       (Exact name of registrant as specified in charter)

Delaware                      0-27148             13-3690261
------------                  --------            ---------------
(State or other jurisdiction  (Commission         (IRS Employer
of incorporation)             File Number)        Identification
                                                  Number)


                 379 West Broadway,New York, New York 11746
     ------------------------------------------------------------
             (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (212) 343-0552
                                                  ---------------


_________________________________________________________
_________________________________________________________

  (Former name or former address, if changed since last report.)




Item 5.   Other Events.

     On July 29, 1998, the Registrant issued a press release
(the "Press Release") annexed as an exhibit hereto. The Press Release indicates that the Registrant entered into an Acquisition Agreement with Manhattan Bagel Company, Inc., Debtor in Possession, a New Jersey corporation, ("MBC"). As indicated in said Exhibit, the transactions contemplated by the Acquisition Agreement are subject to Bankruptcy Court approval,which may involve a modification of the terms of the Acquisition Agreement.

     The Registrant intends to file the Acquisition Agreement with the Bankruptcy Court (United States Bankruptcy Court for the District of New Jersey - Newark Division)in connection with a motion for approval of several portions of the Acquisition Agreement, and also intends to file, together with MBC, a disclosure statement relating to the Acquisition Agreement, which are the initial steps in the process by which the approval of the Bankruptcy Court is sought. There can be no assurance that the transactions contemplated by the Acquisition Agreement will be consummated, although the Registrant believes that same are likely to occur.

Item 7. Financial Statements and Exhibits.

     Exhibit 21.1        Press Release issued July 29, 1998.



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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 12, 1998

                         NEW WORLD COFFEE & BAGELS, INC.

                         By: /s/ R. RAMIN KAMFAR
                             ---------------------
                             President and Chief Executive Officer